                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Delbrook Corporation
             (Exact name of Registrant as specified in its charter)

NEVADA                                                 71-0867623
------                                                 ------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)


Delbrook Corporation
810 Peace Portal Drive, Suite 203, Blaine, WA          98230
---------------------------------------------          -----
(Name and address of principal                        (Zip Code)
executive  offices)

Registrant's telephone number, including area code:   360-332-1752

Approximate date of commencement of proposed
  sale to the public:                                 As  soon  as  practicable
                                                      after  the effective date
                                                      of  this  Registration
                                                      Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.     |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                    |__|


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE OF EACH                         PROPOSED      PROPOSED
CLASS OF                              MAXIMUM       MAXIMUM
SECURITIES                            OFFERING      AGGREGATE      AMOUNT OF
TO BE            AMOUNT TO BE         PRICE PER     OFFERING       REGISTRATION
REGISTERED       REGISTERED           SHARE         PRICE (1)      FEE (1)
--------------------------------------------------------------------------------

Common Stock     4,620,000 shares     $0.04         $184,800       $17.00

--------------------------------------------------------------------------------

(1)  This  price  was  arbitrarily  determined  by  Delbrook  Corporation.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                         2300 W. Sahara Blvd., Suite 500
                               Las Vegas, NV 89102
                                 (702) 312-6255
                               Fax: (702) 312-6249
                          Agent for service of process

                   SUBJECT TO COMPLETION, Dated March 8, 2002



                                   PROSPECTUS


                              DELBROOK CORPORATION
                                4,620,000 SHARES
                                  COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. Delbrook Corporation will not receive any proceeds from this offering. We have set an offering price for these securities of $0.04 per share.
--------------------------------------------------------------------------------
                                              Proceeds to Selling Shareholders
             Offering Price  Commissions      Before Expenses
                                              and  Commissions

Per  Share   $0.04           Not  Applicable  $0.04

Total        $184,800        Not  Applicable  $184,800
--------------------------------------------------------------------------------

Our  common  stock is presently not traded on any market or securities exchange.



                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                                ----------------



                  The Date Of This Prospectus Is: March 8, 2002

                                Table Of Contents

                                                                     PAGE
                                                                     ----
Summary                                                                4
Risk  Factors                                                          5
Risks Related To Our Financial Condition and Business Model
-----------------------------------------------------------
  -  If we do not obtain additional financing,
      our business will fail                                           5
  -  If we complete a financing through the sale
      of additional shares of our common stock,
      shareholders  will  experience  dilution                         6
  -  Because  we  have  not  commenced business
      operations, we face a high risk of business  failure             6
  -  Because  we  anticipate  our  operating  expenses
      will increase prior to our earning  revenues,  we  may
      never  achieve  profitability                                    6
  -  Because  of the speculative nature of exploration of
      mining properties, there is  substantial risk that no
      commercially exploitable minerals will be found and
      this  business  will  fail                                       6
  -  Because  of  the inherent dangers involved in mineral
      exploration, there is a risk  that  we  may incur
      liability or damages as we conduct our business                  7
  -  Even  if  we  discover commercial reserves of precious
      metals on our optioned mineral  properties,  we  may
      not  be  able  to  successfully obtain commercial
      production                                                       7
  -  Because  access to our mineral claims may be restricted by inclement weather, we  may  be  delayed  in  our
      exploration  and any future mining efforts                       7
  -  If  we  are  unable  to  hire and retain key personnel, we may not be able to implement  our  business  plan
      and  our  business  will  fail                                   7
  -  Because  our president has only agreed to provide
      his services on a part-time basis,  he  may  not be able
      or willing to devote a sufficient amount of time to
      our business operations, causing our business to fail            7
  -  Because  our  executive  officers do not have formal
      training specific to the technicalities  of mineral
      exploration, there is a higher risk our business will
      fail                                                             8
  -  Because our president, Mr. Peter Schulhof, owns 51.98%
      of our outstanding common  stock and serves as our sole
      director, investors may find that corporate decisions
      influenced by Mr. Schulhof are inconsistent with the
      best interests of other  stockholders                            8

Risks  Related  To  Legal  Uncertainty
--------------------------------------
  -  As  we  undertake  exploration  of  our mineral claims, we will be subject to compliance  with government
      regulation that may increase the anticipated cost of
      our  exploration  program                                        8
  -  If  we receive positive results from our exploration
      program and we decide to pursue  commercial  production,
      we  may  be  subject to an environmental review
      process  that  may  delay  or  prohibit  commercial
      production                                                       8

Risks  Related  To  This  Offering
-----------------------------------
  -  If a market for our common stock does not develop,
      shareholders may be unable to  sell  their  shares               9
  -  If  a  market for our common stock develops, our
      stock price may be volatile                                      9

  -  If  the  selling shareholders sell a large number of
      shares all at once or in blocks,  the  market  price
      of  our  shares  would  most  likely decline                     9
  -  Because  our  stock  is  a  penny stock, shareholders
      will be more limited in their  ability  to  sell
      their  stock                                                     10
Use  of  Proceeds                                                      10
Determination  of  Offering  Price                                     10
Dilution                                                               10
Selling  Shareholders                                                  11
Plan  of  Distribution                                                 19
Legal  Proceedings                                                     20
Directors, Executive Officers, Promoters and Control Persons           20
Security Ownership of Certain Beneficial Owners and Management         22
Description  of  Securities                                            22
Interest  of  Named  Experts  and  Counsel                             24
Disclosure  of  Commission  Position  of
 Indemnification  for  Securities  Act Liabilities                     25
Organization  Within  Last  Five  Years                                25
Description  of  Business                                              26
Plan  of  Operations                                                   34
Description  of  Property                                              35
Certain  Relationships  and  Related  Transactions                     36
Market  for  Common  Equity  and  Related  Stockholder  Matters        36
Executive  Compensation                                                39
Financial  Statements                                                  40
Changes  in  and  Disagreements  with  Accountants                     41
Available  Information                                                 41

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    Summary

Delbrook  Corporation

We are in the business of mineral exploration. To date, we have relied upon the mineral exploration of others and only recently commenced our mineral exploration activities. Through our wholly-owned subsidiary, Delbrook Mining Corp. (a British Columbia company), we purchased a majority interest in four mineral claims located in The Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. We refer to these mineral claims as the Cinema Group mineral claims. We own a 75% undivided interest in the Cinema Group mineral claims. The remaining 25% interest was reserved by Mr.
Mirko. We also entered into a joint venture agreement with Mr. Mirko on December 28, 2001 creating a joint operation for the purposes of exploring the Cinema Group mineral claims, and if deemed appropriate, bringing the property into commercial production by establishing and operating a mine.

Our plan of operations is to conduct mineral exploration activities on the Cinema Group mineral claims in order to assess whether these claims possess commercially exploitable mineral reserves. On February 27, 2002, we completed a Phase I exploration program. Based on the results of this first phase we plan to now proceed with a Phase II exploration program. Our exploration program is designed to explore for commercially viable deposits of lead, gold, silver, copper, and zinc minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claims. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claims.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. As of January 31, 2002, we had $92,150 in cash on hand and liabilities in the amount of $6,077.
Accordingly, our working capital position as of January 31, 2002 was $92,150. Since our inception through January 31, 2002, we have incurred a net loss of $11,327. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient funds to take us through Phase II of our planned exploration program. However, our working capital may not be sufficient to enable us to perform any further exploration phases beyond the first two phases on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

We were incorporated on December 21, 2001 under the laws of the state of Nevada. Our principal offices are located at 810 Peace Portal Drive, Suite 203, Blaine,
WA  98230.  Our  Phone  number  is  360-332-1752.   Our  Facsimile  Number  is
240-213-1423.

The  Offering

Securities  Being  Offered           Up to 4,620,000 shares of our common stock.

Offering  Price  and                 The offering price of the common stock is
Alternative Plan of Distribution     $0.04 per share.  We  intend to apply to
                                     the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.
                                     If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.



Minimum  Number  of  Shares          None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued                  9,620,000  shares  of  our  common  stock
                                     are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                      We will not receive any proceeds from the
                                     sale of the common stock by the selling shareholders.


                                  Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

           Risks Related To Our Financial Condition And Business Model

If  we  do  not  obtain  additional  financing,  our  business  will  fail

Our current operating funds will only cover the first two phases of our exploration program. In order for us to perform any further exploration or extensive testing we will need to obtain additional financing. As of January 31, 2002, we had cash in the amount of $92,150. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. While we have sufficient funds to carry out Phase I and II of the recommended exploration program on the Cinema Group mineral claim, we will require additional financing if further exploration programs are necessary. We will also require additional financing if the costs of the exploration of our mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for lead, copper, zinc, silver and gold and the costs of mining these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we complete a financing through the sale of additional shares of our common stock, shareholders will experience dilution

The most likely source of future financing presently available to us is through the sale of our common stock. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

Because we have not commenced business operations, we face a high risk of business failure

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 21, 2001 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims and obtaining a preliminary summary report on our mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and this business will fail

The search for valuable minerals as a business is extremely risky. Our mineral claims may not contain commercially exploitable reserves of gold and silver.
Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on our mineral claim, we may not be able to successfully obtain commercial production

Our mineral claims do not contain any known bodies of ore. If our exploration programs are successful in discovering ore of commercial tonnage and grade, we will require additional funds in order to place the Cinema Group mineral claim into commercial production. We may not be able to obtain such financing.

Because access to our mineral claims may be restricted by inclement weather, we may be delayed in our exploration and any future mining efforts

Access to the Cinema Group mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production in the event that commercial amounts of minerals are found. Such delays can have a significant negative effect on our results of operations.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan and our business will fail

Our success will largely depend on our ability to hire highly qualified personnel with experience in geological exploration. These individuals may be in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.
Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Schulhof, our president, is also the president and director at Spectro International Trade Limited, a company which specializes in investment real estate. Because we are in the early stages of our business, Mr. Schulhof will not be spending a significant amount of time to our business. If the demands of our business require the full business time of Mr. Schulhof, he is prepared to adjust his timetable to devote more time to our business. However, Mr. Schulhof may not be able to devote sufficient time to the management of our business, as and when needed.

Because our sole executive officer does not have formal training specific to the technicalities of mineral exploration, there is a higher risk our business will fail

Mr. Peter Schulhof, our sole executive officer and director, does not have formal training as geologist or in the technical aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan.

Because our president, Mr. Peter Schulhof, owns 51.98% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Schulhof are inconsistent with the best interests of other stockholders.

Mr. Schulhof is our sole director and executive officer. He owns approximately 51.98% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Schulhof may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Schulhof to differ from the interest of other stockholders include his ability to devote the time required run a mineral exploration company.

It is possible that the demands of Mr. Schulhof's other interests will increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Schulhof may not have available sufficient time for devotion to our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Schulhof's time may lead to a divergence between his interests and the interests of other shareholders.

                       Risks Related To Legal Uncertainty

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated cost of our exploration program

There are several governmental regulations that materially restrict the use of ore. We will be subject to the Mining Act of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying our exploration program.

If we receive positive results from our exploration program and we decide to pursue commercial production, we may be subject to an environmental review process that may delay or prohibit commercial production

If the results of our geological exploration program indicate commercially exploitable reserves, and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities did not approve our mine or if the costs of compliance with government regulation adversely affected the commercial viability of the proposed mine.


                         Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If  a  market  for  our  common  stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

     (1)     the  results  of  our  geological  exploration  program;
     (2)     our  ability  or  inability  to  arrange  for  financing;
     (3)     commodity  prices  for  silver  and  gold;  and
     (4)     conditions  and  trends  in  the  mining  industry.

Further, if our common stock is traded on the NASD over-the-counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,620,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 48% of the common shares outstanding as of the date of this prospectus.

Because our stock is a penny stock, shareholders will be more limited in their ability to sell their stock

The shares offered by this prospectus constitute a penny stock under the Securities and Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.


                           Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         Determination Of Offering Price

The $0.04 per share offering price of our common stock was arbitrarily chosen. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of common stock which was $0.02 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.


                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 4,620,000 shares of common stock offered through this prospectus. The selling shareholders acquired these shares from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on January 31, 2002;

The following table provides as of March 8, 2002, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.   the  number  of  shares  owned  by  each  prior  to  this  offering;
  2.   the  total  number  of  shares  that  are  to  be  offered  by  each;
  3. the total number of shares that will be owned by each upon completion of the offering;
  4.   the  percentage  owned  by  each  upon  completion  of  the offering; and
  5.   the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Gordon Poeter
17221 - 106 Avenue
Edmonton, AB, T5S 1E7             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Robert Kehler
7074 Foothills Drive North
Vernon, BC, V1T 2Y4               125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Catherine Johnson
1875 - 104 Street N.W.
Edmonton, AB, T6J 5J9             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Gerald R. Johnson
1875 - 104 Street N.W.
Edmonton, AB, T6J 5J9             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Karen Cline
11405 - 12 Avenue, N.W.
Edmonton, AB, T6J 6W8             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
D. John Cline
11405 - 12 Avenue, N.W.
Edmonton, AB, T6J 6W8             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Silvia Sorochan
19 Kingsview Pointe
St. Albert, AB, T8N 5M8            90,000        90,000      NIL          NIL
--------------------------------------------------------------------------------
                                       12


--------------------------------------------------------------------------------
Table is continued from page 12
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Mike Sorochan
19 Kingsview Pointe
St. Albert, AB, T8N 5M8            90,000        90,000      NIL          NIL
--------------------------------------------------------------------------------
Guthrie Investments Ltd.
Box 5144
Fort McMurray, AB, T9H 3G2        125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Guthrie Mechanical Services Ltd.
Box 5144
Fort McMurray, AB, T9H 3G2        125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Patricia Shapka
703 Butterworth Drive N.W.
Edmonton, AB, T6R 1P5             120,000       120,000      NIL          NIL
--------------------------------------------------------------------------------
Bradley Shapka
703 Butterworth Drive N.W.
Edmonton, AB, T6R 1P5             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------

                                       13

--------------------------------------------------------------------------------
Table is continued from page 13
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Carmali Inc.
109, 9920 - 63rd Avenue
Edmonton, AB, T6E 0G9             130,000       130,000      NIL          NIL
--------------------------------------------------------------------------------
Douglas J. Jacula
8703 - 78 Avenue
Edmonton, AB, T6C 0N5             100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
Vivian J. Konsorada
373 Hunters Run
Edmonton, AB, T6R 2P1              90,000        90,000      NIL          NIL
--------------------------------------------------------------------------------
Yvonne Beausoleil
Box 2202
Lloydminster, SK, S9V 1R6         100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
Dan Beausoleil
Box 2202
Lloydminster, SK, S9V 1R6         100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
Hendrika Duthler
11013 - 38 Street N.W.
Edmonton, AB, T5W 2E7             100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
Wes Patterson
10917 - 120 Street
Edmonton, AB, T5H 3P9             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------

                                       14

--------------------------------------------------------------------------------
Table is continued from page 14
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Renee Bendfeld
Box 453
Forestburg, AB, T0B 1N0           125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Grant Bendfeld
Box 453
Forestburg, AB, T0B 1N0           125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
James R. Behiels
747 Whiston Court
Edmonton, AB, T6M 2H6             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Alyson Connolly
7940 76 Avenue
Edmonton, AB, T6C 0H5             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Rob Machuk
9231 58 Street NW
Edmonton, AB, T6B 1L7             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Charlotte Loo
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7        125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------

                                       15

--------------------------------------------------------------------------------
Table is continued from page 15
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Anthony W. Loo
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7        125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Patrick Kennedy
PO Box 47124,
Edmonton Center RPO
Edmonton, AB, T5J 4N1             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Amanda Pilgaard
PO Box 47124,
Edmonton Center RPO
Edmonton, AB, T5J 4N1             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Ward Middleton
RR1
Morinville, AB, T8R 1P4            50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------
Jason Vanrobaeys
9816 106th Street
Westlock, AB, T7P 1S2              50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------
Perry Sawchuk
Apt #106, 10549 - 102nd Street
Westlock, AB, T7P 2E2              50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------
Nolan J. Becker
#204, 10619 - 100th Avenue
Westlock, AB, T7P 2J4              50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------

                                       16

--------------------------------------------------------------------------------
Table is continued from page 16
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Howard G. Kennedy
9803 167 Street NW
Edmonton, AB, T5P 3W1             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Marla Snell
10404  110 Avenue
Westlock, AB, T7P 1G2             100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
Curtis Snell
10404  110 Avenue
Westlock, AB, T7P 1G2             100,000       100,000      NIL          NIL
--------------------------------------------------------------------------------
812147 Alberta Ltd.
#501, 10728 82 Avenue
Edmonton, AB, T6E 6P5             125,000       125,000      NIL          NIL
Beneficial Owner:  Mike Yasinski
--------------------------------------------------------------------------------
Norma D.H. Reimer
240 - 27 Avenue NE
Calgary, AB, T2E 1Z9              125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Kevin W. Loo
275 Cornwall Drive
Fort McMurray, AB, T9K 1G7         50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------
Grant Anderson
PO Box 39
Rocky Mountain House, AB,
T4T 1A1                            100,000       100,000     NIL          NIL
--------------------------------------------------------------------------------

                                       17

--------------------------------------------------------------------------------
Table is continued from page 17
--------------------------------------------------------------------------------
                                            Total        Total
                                            Number Of    Shares       Percent
                                            Shares To    To Be Owned  Owned
                                            Be Offered   Upon         Upon
                              Shares Owned  For Selling  Completion   Completion
Name Of Selling               Prior To This Shareholders Of This      Of This
Stockholder                   Offering      Account      Offering     Offering
--------------------------------------------------------------------------------
Desmond Ross
8307 - 81 Street NW
Edmonton, AB, T6C 2V8             125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Ron Dale
465 Estate Drive
Sherwood Park, Alberta, T8B 1L9   125,000       125,000      NIL          NIL
--------------------------------------------------------------------------------
Terrance L. Percival
5912 89 Avenue NW
Edmonton, AB, T6B 0M9              25,000        25,000      NIL          NIL
--------------------------------------------------------------------------------
Lilit Vardanyan
5912 89 Avenue NW
Edmonton, AB, T6B 0M9              25,000        25,000      NIL          NIL
--------------------------------------------------------------------------------
Darlene Morgan
965 Rice Road
Edmonton, AB, T6R 1B1              50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------
Kerry Morgan
965 Rice Road
Edmonton, AB, T6R 1B1              50,000        50,000      NIL          NIL
--------------------------------------------------------------------------------

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 9,620,000 shares of common stock outstanding on March 8, 2002.

To  our  knowledge,  none  of  the  selling  shareholders:

  (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

  (2)   has  ever  been  one  of  our  officers  or  directors.


                              Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets or exchanges as the common stock may from time to time be trading;
  2.   In  privately  negotiated  transactions;
  3.   Through  the  writing  of  options  on  the  common  stock;
  4.   In  short  sales;  or
  5.   In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.04 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the

NASD Over-The-Counter Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

  1.   The  market  price  of  our  common stock prevailing at the time of sale;
  2.   A  price  related to such prevailing market price of our common stock; or
  3.   Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                Legal Proceedings

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Michael A. Cane, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          Directors, Executive Officers, Promoters And Control Persons

The following is information regarding our sole executive officer and director and his age as of March 8, 2002:

Director:

Name of Director              Age
----------------------        ---
Peter Schulhof                39

Executive Officer:

Name of Officer               Age        Office
--------------------          ---        -------
Peter Schulhof                39         President, Treasurer and Secretary

Set forth below is a brief description of the background and business experience of our sole executive officer and director.

Mr. Peter Schulhof is our president, secretary and treasurer and is our sole member of our board of directors. Mr. Schulhof was appointed to the positions of president, treasurer and secretary on December 21, 2001.


From 1981 to 1993 Mr. Schulhof owned and operated PVS Automotive Inc., an automotive service centre for European automobiles. In the late 1980s, Mr. Schulhof concentrated his business activities in investment real estate. Since 1987, Mr. Schuloff has been the president and director of Spectro International Trade Limited, a real estate investment company.

Mr. Schulhof, does not have formal training as geologist or in the technical aspects of management of a mineral exploration company. Accordingly, we will have to rely on the technical services of others trained in appropriate areas.

We presently do not pay our sole director and officer any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we determine to proceed with additional exploration programs beyond the first phase program.

We currently conduct our business through agreements with consultants and arms-length third parties.

Term  of  Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant  Employees

We  have  no  significant  employees  other  than  Peter  Schulhof.

         Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 8, 2002 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

--------------------------------------------------------------------------------
Title           Name and address        Number of Shares     Percentage of
of Class        of beneficial owner     of Common Stock      Common Stock (1)
--------------------------------------------------------------------------------
Common Stock    Peter Schulhof          5,000,000 shares            51.98%
                Director, President,
                Secretary and Treasurer
                Suite 128, 1374 Marine Drive
                North Vancouver, BC Canada
                V7P 1T4


Common Stock    All Officers
                and Directors           5,000,000 shares            51.98%
                as a Group (one person)
--------------------------------------------------------------------------------
(1) The percent of class is based on 9,620,000shares of common stock issued and outstanding as of March 8, 2002.

The person named above has full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.


                            Description Of Securities
General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 8, 2002, there were 9,620,000 shares of our common stock issued and outstanding that were held by forty-six
(46)  stockholders of record.  We have not issued any shares of preferred stock.

Common  Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred  Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

  (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

  (b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

  (c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

  (d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

  (e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

  (f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

  (g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend  Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share  Purchase  Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible  Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada  Anti-Takeover  laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

      Disclosure Of Commission Position Of Indemnification For Securities Act
                                   Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on December 21, 2001 under the laws of the state of Nevada.

We purchased an undivided 75% interest in four mineral claims, located in The Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. Mr. Mirko retained a 25% interest in these claims. In conjunction with this purchase, we entered into a joint venture agreement with Mr. Mirko which sets forth each party's rights and responsibilities relating to both the exploration and mining stages of the operations to be conducted on our mineral claims.

Mr. Peter Schulhof, our president, secretary and treasurer and a director, has been our sole promoter since our inception. Other than the purchase of his stock, Mr. Schulhof has not entered into any agreement with us in which he is to receive from us or provide to us any thing of value. Mr. Schulhof acquired
5,000,000 shares of our common stock at a price of $0.001 US per share on December 21, 2001. Mr. Schulhof paid a total purchase price of $5,000 for these shares.

                             Description Of Business

In  General

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own four mineral claims that we refer to as the Cinema Group mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. We are uncertain as to whether a commercially viable mineral deposit exists on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess commercially exploitable quantities of lead, copper, zinc, silver and gold. We will not be able to determine whether or not our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Acquisition of the Cinema Group Mineral Claims and Joint Venture Agreement with John M. Mirko

We purchased a 75% interest in four mineral claims located in the Cariboo Mining Division of the Province of British Columbia from John M. Mirko in December 2001. We paid a purchase price of $2,200 and simultaneously entered into a joint venture agreement with Mr. Mirko on December 28, 2001.

We have also entered into a joint venture agreement dated December 28, 2001 with Mr. Mirko to govern operation of the Cinema Group claims. Under the terms of the Joint Venture Agreement, we will be responsible for the first $12,500 of exploration expenditures on the property. This expenditure must be made on or before December 31, 2002. Thereafter, the parties will be responsible to pay their proportionate shares of future exploration programs.

Under the terms of the exploration joint venture agreement with John Mirko , we have agreed to use our best efforts to explore and develop the property containing the Cinema Group mineral claims with the goal of eventually putting the property into commercial production should both a feasibility report recommending commercial productions be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. Both parties under the terms agree to associate and participate in a single purpose joint venture to carry out the project. Beneficial ownership of the property remains in each party's proportion to its respective interest. Also, costs are to be met by each party in proportion to its interest.

The first $12,500 of exploration expenditures made by us will not be included in the calculation of our proportionate share of the initial program or any other program. The interest of each party may be reduced and the other party's interest increased by an amount equal to share of the exploration costs they were obligated to pay. If the interest of either us or Mr. Mirko is reduced to less than 15%, then that party will be deemed to have assigned their interest to the other party, and their sole remuneration and benefit from the joint venture agreement will be a 5% net proceeds of production royalty. The respective interests of each party could be increased or decreased from time to time if any or all of the following events occur: (1) a party fails to pay its proportionate share of the costs; (2) a party elects not to participate in the program; and/or (3) a party elects to pay less than its proportionate share of the costs for the program. If these terms operate to cause a party's interest in the property to be reduced to 15% or less, that party will assign and convey its interest to the other party and will receive a royalty equal to 5% of net proceeds of production royalty, subject to certain adjustments, payable within 60 days after the end of each calendar quarter, as and when any net proceeds of production are available for distribution. The joint venture will terminate if one party acquires both a 100% interest and a 100% interest in the net proceeds of production.

The proposed joint venture agreement provides for Mr. Mirko to initially act as the operator of the joint venture program. Mr. Mirko has over 28 years of experience as a prospector and is currently a self-employed mining exploration contractor and prospector. Mr. Mirko is also president and director of Canam Mining Corporation, providing exploration services to various clients and developing in-house projects. As compensation for head office overhead expenses that he, or subsequent operators, may incur as operator, the joint venture will pay the operator an amount equal to:

         (1)   with  respect  to  programs:
               a.     2%  for  each individual contract which expressly includes an  overhead  charge  by  the  party  contracted;
               b.     5%  for each individual contract which exceeds $50,000 and is  not  subject  to  clause  (1)  a,  above.
               c.     10%  of  all other costs not included in clauses (1) a and
                      (1)  b,  above.
          (2)  with  respect  to  construction:  1%  of all other such costs;
          (3) subsequent to the completion date: 3.5 % of all operating costs. The completion date is the date approved by the management committee and on which commercial production begins.

The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration and the development of the property. A management committee consisting of one representative of each party will oversee the operator and manage or supervise the management of the business and affairs of the joint venture. Each representative may cast that number of votes that is equal to that party's interest; simple majority prevails and the management committee's decisions made in accordance with the joint venture agreement are binding on all parties. The proposed joint venture agreement contemplates that the agreement will stay in effect for so long as any part of the property or project is held in accordance with the agreement, unless earlier terminated by agreement of all parties.

Description  and  Location  of  the  Cinema  Group  mineral  claims

The Cinema Group mineral claims consist of four mineral claims in the Cariboo Mining District of British Columbia, Canada. The total area of the Cinema Group mineral claims is estimated to be 247 acres, located 30 miles north of Quesnel, British Columbia. The property is accessible by one mile of dirt road from Ahbau Creek, B.C. and 2 miles by dirt road from Highway 97.

The  mineral  claims  are  described  as  follows:


Name of               Grant          Date of            Expiry
Mining Claim          Number         Recording          Date
--------------------  -------------  -----------------  -------------
Cinema Group 1        387906         July 11, 2001      July 11, 2002
Cinema Group 2        387907         July 11, 2001      July 11, 2002
Cinema Group 3        387908         July 11, 2001      July 11, 2002
Cinema Group 4        387909         July 11, 2001      July 11, 2002

Mr. Mirko staked the Cinema Group mineral claims on July 11, 2001. Title to the property is held in the name of Mr. Mirko in trust for the parties in proportion to their respective interests as stipulated under the joint venture agreement. The Province of British Columbia owns the land covered by the mineral claims.

Prior to the expiry dates listed above, we plan to file for an extension of our mineral claims. In order to extend the expiry dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claims and payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claims. Currently, a work value of $100 Canadian (US$62.83; exchange rate as of March 8, 2002 of CDN$1 = US$0.6283 ) is required during each of the first three years after a claim is staked and a work value of $200 Canadian (US$125.66) is required in subsequent years. Accordingly, exploration work on the Cinema Group 1 to 4 mineral claims must be completed in the amount of $400 Canadian (US$251.32) by July 11, 2002 or this amount must be paid to the Province of British Columbia by July 11, 2002. A maximum of ten years of work credit may be filed on a claim. If the required exploration work is not completed in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claims will lapse and title with revert to the Province of British Columbia.

Due to the amount of funds we have expended towards our completed Phase I exploration program, we will fulfill all of these requirements of British Columbia for a period of several years.

Geological  Exploration  Program

As of March 8, 2002, we have obtained an Initial Summary Report and completed a Phase I exploration program on the property. We have engaged Mr. John R. Poloni, B.Sc. P.Eng. who has prepared this initial summary report and reviewed all exploration programs completed on the Cinema Group mineral claims. Mr. Poloni is a graduate of McGill University of Montreal, Quebec where he obtained a B. Sc. Degree in Geology in 1964. He is a Registered Professional Engineer in the Geological Section of the Association of Professional Engineers in the Province of British Columbia. He is also a member of the Canadian Institute of Mining and Metallurgy and has been practicing in this profession since 1964.

Our mineral claims presently do not have any proven mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no mining plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and there is no assurance that mineral reserves will be found. The details of the Initial Summary Report and the results from the Phase I exploration program are provided below.

1.     Initial  Summary  Report
        ------------------------

The purpose of the initial summary report was to review information from the previous exploration of the mineral claims and to recommend exploration procedures to establish the feasibility of a mining project on the mineral claims. The summary report listed results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The summary report also gave conclusions regarding potential mineralization of the mineral claims and recommended a further two phase geological exploration program.

a.      Exploration  History  of  the  Mineral  Claims

The history of the exploration of the mineral claims is summarized in the report that we obtained from Mr. Poloni. The following summary of the exploration history of the mineral claims and surrounding area is based on Mr. Poloni's description.

  1. Most of the exploration activity carried out on the property and surrounding area occurred during the period between 1968 to 1991. The focus of the exploratory work was in search of gold base metal massive sulphide deposits and some emphasis on porphyry copper deposits.

  2. During the period between 1968 to 1972, exploration activities were conducted including mapping, prospecting, trenching, soil geochemistry, and both diamond drilling and percussion drilling to depths of between 1,530 to 3,000 feet.

  3. During the period between 1980 to 1991, more extensive exploration activities were performed in this region including heavy metal geochemical surveys, soil sampling, induced polarization surveys, and additional diamond and percussion drilling to depths between 9,000 to 25,000 feet.

b.   Geology  of  the  Mineral  Claims

Based upon past exploration conducted on the property, the Cinema Group mineral claims host numerous showings of Lead, Zinc, Copper, Gold and Silver mineralization. Previous drilling indicated reserves of 45,355 tonnes grading
10.2  grams  per  tonne  gold

The main Cinema showings occur within the Quesnel Belt, underlain by Upper Triassic Tahla Group, mafic to intermediate flow, pyroclastic volcanics and argillaceous, sedimentary rocks. These are intruded in places by coeval plutonic rocks of the Naver intrusive suite.

The main showing area is underlain by augite porphyry, basaltic breccias and argillites which have been intruded by several rhyolite dykes. Sulphide mineralization occurs disseminated in the country rocks and in stockworks and breccia infilling with quartz calcite, epidote and chlorite. The two main types of mineralization are:

  1. Disseminated and fracture controlled pyrite, pyrrhotite and rare chacopyrite in volcanics or along contacts with rhyolite dikes.

  2. Massive sulphide mineralization with gouge zones up to seven feet wide consisting of pyrite, arsenopyrite and occasionally chalcopyrite and galena.

High gold and silver values are not coincident and do not appear to be associated with the percentage of sulphides present.

Several new potential zones along the BL Fault have been tested and one sample from drilling assayed 7.6 grams per tonne over 25 feet.


c.   Recommendations  of  Initial  Geological  Summary  Report

In his report, Mr. Poloni recommended the completion of two phases of a geological work on the Cinema Group mineral claims based on the following conclusions. Previous soil geochemical and several geophysical surveys over the property failed to detect values intersected in some of the percussion and diamond drill holes and trenching. These findings suggest that other methods to find drill or trench targets should be initiated on a trial basis.

The 1991 drilling showed potential for stratabound - strataform volcanogenic related mineralization which might not be related to structures or shear zones and should be tested for with electromagnetic lines using more favorable orientation of a few test lines and a test mobile metal ion soil sample grid over a known zone. Rock sampling should be conducted to obtain confirmation of the values reported in the various zones. The work programs would contain the following two phases:

Phase  I
--------

     Phase I would consist of a grid layout and placement of two soil geochemistry sample lines with eight test sites for mobile metal ion samples. We will also run test electromagnetic lines over the volcanogenic massive sulphides percussion area and conduct rock sampling to obtain confirmation of values reported in previous testing performed on the property. Which program has been completed and described below.

Phase  II
---------

     As phase one is complete, phase two would be the next action to be accomplished in our business plan. The second phase of the recommended exploration program is to perform additional sampling and follow-up geophysics and geochemistry surveys dependent upon results of Phase I. The completion of these two phases is expected to better define the target concepts, identify additional targets and determine if additional claims should be made.

The costs for these two phases of the exploration program are projected to be as follows:

                  Phase  I   --  $4,500
                  Phase  II  --  $8,000

The total cost for these phases of the exploration program is thus estimated to be $12,500. Our working capital position as of January 31, 2002 was $92,150. Thus, our current financial position will allow us to complete these phases of this exploration program.

The geological review and interpretations required in each phase of the exploration program would be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review would be to determine if there is sufficient indication of mineralization to
warrant  additional  exploration.   Positive  results  at  each  stage  of  the
exploration program would be required to justify continuing with the next phase. Such positive results would include the identification of the zones of mineralization.


2.      Phase  I  of  the  Exploration  Program
        ---------------------------------------

We accepted the recommendations of the initial summary report completed by Mr. Poloni and proceeded with the Phase I exploration program. We carried out the Phase I work on the property between February 6-13, 2002 and received the results from this work on February 27, 2002. Upon his review of these results, Mr. Poloni issued a recommendation that we proceed with Phase II. A summary of the results and recommendations from the Phase I exploration program are below.

a.   Results  of  the  Phase  I  Exploration  Program

Rock samples from our property were collected and the analysis of such samples confirmed the presence of significant Gold, Silver, Cobalt, Copper and Zinc values. Two of the rock samples collected gave the following values of minerals:

Sample Cin 5-02:

             Gold  (Au)   35.39 grams per ton(or 1.03 ounces of Gold per ton)
             Silver (Ag)  38.6  grams  per  ton
             Cobolt (Co)  0.26%
             Copper (Cu)  0.65%
             Zinc  (Zn)   0.02%

Sample Cin 6-02:

             Gold (Au)    7.3  grams  per  ton
             Silver (Ag)  31.4  grams  per  ton
             Cobolt (Co)  0.13%
             Copper (Cu)  0.96%
             Zinc (Zn)    0.14%

Additionally, the electromagnetic test survey was successful in outlining anomalous crossover values in covered areas of presumed massive sulphides. Further work at random orientations might yield more significant results. The MMI soil sample results, however, were disappointing as they are extremely low and hard to correlate with known zones and standard previous soil sample results.

b.   Recommendations  of  Phase  I  Exploration  Program

Based on the results of this Phase I exploration program, our geologist has recommended further work to be conducted in the Phase II exploration program as described in the Initial Summary Report. Specifically, the program should focus on determining the potential for large tonnage volcanogenic massive sulphide or tabular bodies using follow up standard soil, geochemistry. electromagnetic geophysics and geological prospecting work.

We have decided to proceed with the Phase II exploratory work as recommended. Upon completion of phase two and our review of the results of this second phase we will assess whether the results of phase two are sufficiently positive to warrant additional phases of an exploration program. We will also assess whether our current financial position will allow for such additional phases or if we will need to raise additional capital in order to conduct any further work on the property. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment.


Compliance  with  Government  Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

We will also have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended two phases described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially-economic deposit is discovered.

If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

1.     Water  discharge  will  have  to  meet  drinking  water  standards;

2.     Dust  generation  will  have  to  be  minimal  or  otherwise re-mediated;

3. Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

4. An assessment of all material to be left on the surface will need to be environmentally benign;

5.     Ground  water  will  have to be monitored for any potential contaminants;

6. The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

7. There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.


Employees

We have no employees as of the date of this prospectus other than our sole officer. We conduct our business largely through agreements with consultants and arms-length third parties.

Research  and  Development  Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have incorporated a British Columbia subsidiary, Delbrook Mining Corporation, a wholly-owned subsidiary of Delbrook Corporation for the purposes of conducting all mineral exploration in Canada. All activities on the mineral claims in Canada will be conducted through this subsidiary.

Patents  and  Trademarks

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.


                               Plan Of Operations

Our business plan is to proceed with the exploration of the Cinema Group mineral claim to determine whether there are commercially exploitable reserves of gold and silver. We have decided to continue with phase two of the exploration program recommended as a result of the findings of the first phase of our exploration program. Phase one and two of the recommended geological exploration program will cost approximately $12,500. We had $92,150 in cash reserves as of January 31, 2002. Accordingly, we are able to proceed through phase two of the exploration program without additional financing.

The results from the phase one exploration program received on February 27, 2002 warrant additional exploration. Therefore, we will be proceeding with phase two which is projected to be completed by the end of 2002.

Once we receive results from the phase two exploration program, we will assess whether to proceed to any further exploration phases. In making this determination, we will make an assessment as to whether the results of phase two are sufficiently positive to enable us to obtain the financing necessary to proceed. This assessment will include an assessment of our cash reserves after the completion of phase two and the market for financing of mineral exploration projects at the time of our assessment.

We have sufficient cash reserves to proceed with the second phase of our exploration program. The anticipated cost of the second phase of the exploration program is $8,000. Further exploration studies, however, may require additional funding in the event that our current cash on hand is insufficient for any additional work proposed. In the event that we shall require additional funding, we anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of the exploration program, should we decide to proceed. We believe that debt financing will not be an alternative for funding any further phases in our exploration program. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $4,500 in connection with the completion of the first phase of our recommended geological work program;

2. $8,000 in connection with the completion of the second phase of our recommended geological work program, if we decide to proceed with this phase;

3. $75,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $92,150 as of January 31, 2002. Our total expenditures over the next twelve months are anticipated to be approximately $75,000. Accordingly, after that twelve months is up, we may need to obtain additional financing for any operational or exploratory expenses.

Results  Of  Operations  For  Period  Ending  January  31,  2002

We did not earn any revenues during the period ending January 31, 2002. We do not anticipate earning revenues until such time as we have entered into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

We incurred operating expenses in the amount of $11,327 for the period from inception on December 21, 2001 to January 31, 2002. These operating expenses included: (a) payments of $2,300 in connection with our option to acquire the Cinema Group mineral claim and exploration costs in connection of the Cinema Group mineral claim; (b) office related fees in the amount of $200; and (c) professional fees in the amount of $8,827 in connection with our corporate organization. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our completion of phase one and two of our geological exploration program and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $11,327 for the period from inception to January 31, 2002. Our loss was attributable entirely to operating expenses.

Liquidity  and  Capital  Resources

We had cash of $92,150 as of January 31, 2002, and had working capital of $92,150 as of January 31, 2002.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             Description Of Property

We have a 75% interest in the Cinema Group mineral claims. We do not own or lease any property other than our interest in the Cinema Group mineral claims.

                 Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

  *   Any  of  our  directors  or  officers;
  *   Any  person  proposed  as  a  nominee  for  election  as  a  director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *   Any  of  our  promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.


            Market For Common Equity And Related Stockholder Matters

No  Public  Market  for  Common  Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders  of  Our  Common  Stock

As of the date of this registration statement, we had forty-five (45) registered shareholders.

Rule  144  Shares

A total of 4,620,000 shares of our common stock will be available for resale to the public after January 31, 2003 and 5,000,000 shares of our common stock will be available for resale to the public after December 21, 2002, in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 96,200 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 5,000,000 of the total shares that may be sold pursuant to Rule 144 after December 21, 2002.

Stock  Option  Grants

To  date,  we  have  not  granted  any  stock  options.

Registration  Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  1. We would not be able to pay our debts as they become due in the usual course of business; or

  2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary  Compensation  Table

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer for all services rendered in all capacities to us for the fiscal period ended January 31, 2002.


                    Annual Compensation        Long Term Compensation
                    -------------------        ----------------------
                                        Other                            All
                                        Annual                           Other
                                        Com-                             Com-
                                        pen-   Restricted                pen-
                                        sa-    Stock  Options/*  LTIP    sa-
Name        Title    Year Salary  Bonus tion   Awarded SARs(#) payouts($)tion
----        -----    ---- ------  ----- ------ ------- ------- --------- ----
Peter
Schulhof *  President,
            Secretary,
            Treasurer,
            and
            Director 2001 $ 0     0     0      0       0       0         0
            -----    ---- ------  ----- ------ ------- ------- --------- ----



Stock  Option  Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended January 31, 2002. We have also not granted any stock options to the executive officers since January 31, 2002.

                              Financial Statements

Index  to  Financial  Statements:

1.     Auditors'  Report;

2. Audited Financial Statements for the period ending January 31, 2002, including:

     a.  Balance  Sheets  as  at  January  31,  2002;

     b.  Statements of Loss and Deficit for the period ending January 31, 2002;

     c.  Statements of Cash  Flows for the period  ending  January  31, 2002;

     d. Statements of Stockholders' Equity for the period ending January 31, 2002; and

     e.  Notes  to  Financial  Statements.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)

                                AUDITORS' REPORT




To  the  Directors
Delbrook  Corporation
(An  exploration  stage  company)

We have audited the consolidated balance sheet of Delbrook Corporation (an exploration stage company) as at January 31, 2002 and the consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from inception, December 21, 2001, to January 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at January 31, 2002 and the results of its operations and cash flows for the period from inception, December 21, 2001, to January 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the consolidated financial statements, the Company incurred a net loss of $9,027 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                        /s/ "Morgan & Company"
February 18, 2002                                       Chartered Accountants

                            DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
ASSETS

Current
  Cash                                                               $92,150
Mineral Property Interest (Note 3)                                      -
                                                                    ---------
                                                                    $ 92,150
================================================================================
LIABILITIES

Current
  Accounts payable                                                  $  6,077

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a par value of $0.001 per share 100,000,000 preferred shares with a par value of $0.001 per share

  Issued:
    9,620,000 common shares                                            9,620

  Additional paid-in capital                                          87,780

Deficit Accumulated During The Exploration Stage                     (11,327)
                                                                    ---------
                                                                      86,073
                                                                    ---------

                                                                    $ 92,150
================================================================================

                             DELBROOK  CORPORATION
                         (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

          PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                            (Stated in U.S. Dollars)




Expenses

  Mineral property payment                          $    2,300
  Rent                                                     200
  Professional fees                                      8,827
                                                     ---------

Net Loss For The Period And Deficit, End Of Period  $   11,327

==============================================================
Net Loss Per Share                                  $     0.01

==============================================================
Weighted Average Number Of Shares Outstanding        5,112,683
==============================================================

                                DELBROOK  CORPORATION
                            (An Exploration Stage Company)

                         CONSOLIDATED STATEMENT OF CASH FLOWS

            PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                               (Stated in U.S. Dollars)




Cash  Flows  From  Operating  Activities
  Net loss for the period                                              $(11,327)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
  Change in accounts payable                                               6,077
                                                                       ---------
                                                                         (5,250)
                                                                       ---------

Cash Flows From Financing Activity
  Issue of share capital                                                  97,400
                                                                       ---------

Increase In Cash And Cash, End Of Period                               $ 92,150
================================================================================




                               DELBROOK  CORPORATION
                           (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           PERIOD FROM INCEPTION, DECEMBER 21, 2001, TO JANUARY 31, 2002
                              (Stated in U.S. Dollars)


                                                              DEFICIT
                           COMMON STOCK                       ACCU-
                    --------------------------------          MULATED
                                NUMBER OF         ADDITIONAL  DURING THE
                                COMMON     PAR    PAID IN     EXPLORATION
                                SHARES    VALUE   CAPITAL     STAGE      TOTAL
                    ------------------------------------------------------------
Shares issued
 for cash at $0.001              5,000,000  $5,000  $      -  $      -   $5,000

Shares issued for cash at $0.02  4,620,000   4,620    87,780         -   92,400

Net loss for the period                  -       -         -   (11,327) (11,327)
                    ------------------------------------------------------------

Balance, January 31, 2002        9,620,000  $9,620  $ 87,780  $(11,327) $86,073
                    ============================================================



                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company  was  incorporated  in the State of Nevada, U.S.A., on December 21,
2001.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying consolidated financial statements, the Company has incurred a net loss of $11,327 for the period from December 21, 2001 (inception) to January 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

a)     Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary, Delbrook Mining Corp.

b)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Use  of  Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

    i)   monetary  items  at  the  rate  prevailing at the balance sheet date;
    ii)  non-monetary items at the  historical exchange  rate;
    iii) revenue and expense at the average rate in effect during the applicable accounting period.

e)     Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                              DELBROOK CORPORATION
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                JANUARY 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

f)     Loss  Per  Share

Loss per share is calculated using the weighted average number of common shares outstanding during the period.


3.     MINERAL  PROPERTY  INTEREST

By an agreement dated December 28, 2001, the Company acquired a 75% interest in the Cinema Claims located in British Columbia, Canada, in consideration of $2,300.

Concurrently with the execution of this agreement, the Company entered into a joint venture agreement with the vendor of the property. The joint venture agreement requires the Company to expend an initial $13,000 on the property by December 31, 2002 with all further expenditures split 75% for the Company and 25% for their joint venture partner.


4.     CONTINGENCY

Under the terms of the joint venture agreement, either party's interest in the joint venture will be reduced proportionately for failure to contribute to exploration costs incurred pursuant to the agreement.

                  Changes In And Disagreements With Accountants

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

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

                                     Part II

                   Information Not Required In The Prospectus

Item  24.  Indemnification  Of  Directors  And  Officers

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)   willful  misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
  (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4)  such  indemnification  is  required  to  be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal

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

counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item  25.  Other  Expenses  Of  Issuance  And  Distribution

The  estimated  costs  of  this  offering  are  as  follows:

Securities and Exchange Commission registration fee   $     17
Federal  Taxes                                        $    NIL
State  Taxes  and  Fees                               $    NIL
Transfer  Agent  Fees                                 $  1,000
Accounting  fees  and  expenses                       $  2,000
Legal  fees  and  expenses                            $ 20,000
Miscellaneous                                         $    NIL
                                                      ---------
Total                                                 $  23,000
                                                      =========
All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item  26.  Recent  Sales  Of  Unregistered  Securities

We issued 5,000,000 shares of common stock on December 21, 2001 to Mr. Peter Schulhof, our president, secretary and treasurer. Mr. Schulhof acquired these shares at a price of $0.001 per share. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.

We completed an offering of 4,620,000 shares of our common stock at a price of $0.02 per share to a total of forty-five purchasers on January 31, 2002. The total amount we received from this offering was $92,400. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation
S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

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

Item  27.  Exhibits

Exhibit
Number     Description
-------    --------------------
  3.1     Articles  of  Incorporation
  3.2     Amended  By-Laws
  4.1     Share  Certificate
  5.1     Opinion  of  Cane  &  Company,  LLC,  with  consent  to  use
 10.1 Mineral Claim Purchase Agreement between the Delbrook and John Mirko dated December 28, 2001
 10.2 Joint Venture Agreement between Delbrook and John Mirko dated December 28, 2001.
 23.1     Consent  of  Morgan  &  Company,  Chartered  Accountants
 23.2     Consent  of  John  R.  Poloni,  Consulting  Geologist

Item  28.  Undertakings

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

  (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

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

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on March 8, 2002.

                               DELBROOK  CORPORATION

                               By:  /s/ Peter Schulhof
                                   ----------------------------
                                   Peter Schulhof,  President




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